UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2006

EDUCATION MANAGEMENT LLC

(Exact name of registrant as specified in its charter)

Pennsylvania	333-137605	20-4506022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2006, the Board of Directors of Education Management LLC (the “Company”) adopted the Fiscal 2007 Management Incentive Compensation Plan (the “MICP”) effective for the Company’s fiscal year ended June 30, 2007. Designated members of the Company’s senior management team, including the Company’s executive officers, are eligible for bonuses under the MICP. Bonus payments under the MICP, if any, will be made by September 2007. Bonuses paid under the MCIP are based on a percentage of the annual salary to each participant in the MCIP. The target bonus payments as a percentage of each of the Company’s executive officers annual salary are as follows: 125% for John R. McKernan, Jr., Chairman and Chief Executive Officer, and Edward H. West, Executive Vice President and Chief Financial Officer; 100% for Stephen J. Weiss, President of EDMC Online Higher Education; 90% for John M. Mazzoni, President of The Art Institutes; 80% for Joseph A. Charlson, SVP and Chief Marketing Officer, and John T. South III, SVP, Chancellor of South University and Chairman of the Argosy University Board of Trustees; and 60% for Stacy Sauchuk, SVP Academic Affairs and Student Services. A copy of the MCIP is filed as Exhibit 10.01 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

a) Not Applicable

b) Not Applicable

c) Exhibits. The following exhibit is included with this report:

Exhibit No.	Description
10.01	Fiscal 2007 Management Incentive Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006	EDUCATION MANAGEMENT LLC

	By:	/s/ Edward H. West
Edward H. West
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.01	Fiscal 2007 Management Incentive Stock Option Plan.